AGREEMENT AND PLAN OF ACQUISITION

         THIS AGREEMENT AND PLAN OF ACQUISITION (the "Plan") is made as of this 19th day of March, 2002, by and between Templeton Emerging Markets Appreciation Fund, Inc. ("Emerging Markets Appreciation Fund"), a corporation incorporated under the laws of the State of Maryland and a non-diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"), with its principal place of business at 500 East Broward Boulevard, Fort Lauderdale, Florida 33394, and Templeton Developing Markets Trust ("Developing Markets Trust"), a business trust formed under the laws of the Commonwealth of Massachusetts and a diversified, open-end management investment company registered under the 1940 Act, with its principal place of business at 500 East Broward Boulevard, Fort Lauderdale, Florida 33394.

                                 REORGANIZATION

         The reorganization (hereinafter referred to as the "Reorganization") will consist of (i) the acquisition by Developing Markets Trust of substantially all of the property, assets and goodwill of Emerging Markets Appreciation Fund in exchange solely for full and fractional shares of beneficial interest, par value $0.01 per share, of Developing Markets Trust - Advisor Class ("Developing Markets Trust Shares"); (ii) the distribution of Developing Markets Trust Shares to the shareholders of Emerging Markets Appreciation Fund according to their respective interests in liquidation of Emerging Markets Appreciation Fund; and
(iii) the dissolution of Emerging Markets Appreciation Fund as soon as is practicable after the closing (as defined in Section 3, hereinafter called the "Closing"), all upon and subject to the terms and conditions of this Plan hereinafter set forth.

                                    AGREEMENT

         In order to consummate the Plan and the Reorganization and in consideration of the premises and of the covenants and agreements hereinafter set forth, and intending to be legally bound, the parties hereto covenant and agree as follows:

1. SALE AND TRANSFER OF ASSETS, LIQUIDATION AND DISSOLUTION OF EMERGING MARKETS APPRECIATION FUND.

     (a) Subject to the terms and conditions of this Plan, and in reliance on the representations and warranties of Developing Markets Trust herein contained, and in consideration of the delivery by Developing Markets Trust of the number of Developing Markets Trust Shares hereinafter provided, Emerging Markets Appreciation Fund agrees that it will convey, transfer and deliver to Developing Markets Trust at the
         Closing  all of Emerging  Markets  Appreciation  Fund's then  existing
         assets,  free  and  clear  of  all  liens,   encumbrances  and  claims
         whatsoever (other than shareholders' rights of redemption, if any), except for cash, bank deposits or cash equivalent securities in an estimated amount necessary to: (i) pay the costs and expenses of carrying out this Plan (including, but not limited to, fees of counsel and accountants, and expenses of its liquidation and dissolution contemplated hereunder), which costs and expenses shall be established on Emerging Markets Appreciation Fund's books as liability reserves;
         (ii) discharge its unpaid liabilities on its books at the closing date (as defined in Section 3, hereinafter called the "Closing Date"), including, but not limited to, its income dividends and capital gains distributions, if any, payable for the period prior to, and through, the Closing Date and excluding those liabilities that would otherwise be discharged at a later date in the ordinary course of business; and
         (iii) pay such contingent liabilities as the Board of Directors of Emerging Markets Appreciation Fund (the "Emerging Markets Appreciation Fund Board") shall reasonably deem to exist against Emerging Markets Appreciation Fund, if any, at the Closing Date, for which contingent and other appropriate liability reserves shall be established on Emerging Markets Appreciation Fund's books (hereinafter "Net Assets"). Emerging Markets Appreciation Fund shall also retain any and all rights that it may have over and against any person that may have arisen up to and including the close of business on the Closing Date.

     (b) Subject to the terms and conditions of this Plan, and in reliance on the representations and warranties of Emerging Markets Appreciation Fund herein contained, and in consideration of such sale, conveyance, transfer and delivery, Developing Markets Trust agrees at the Closing to deliver to Emerging Markets Appreciation Fund the number of Developing Markets Trust Shares, determined by: (a) dividing the value of Emerging Markets Appreciation Fund's Net Assets by the number of outstanding shares of common stock, par value $0.01 per share, of Emerging Markets Appreciation Fund ("Emerging Markets Appreciation Fund Shares"); (b) dividing the value of Developing Markets Trust's net assets attributable to Developing Markets Trust Shares by the number of outstanding Developing Markets Trust Shares; (c) dividing the quotient calculated in step (a) by the quotient calculated in step
         (b); and (d) multiplying the quotient calculated in step (c) by the number of outstanding Emerging Markets Appreciation Fund Shares as of 4:00 p.m. Eastern time on the Closing Date. All such values shall be determined in the manner and as of the time set forth in Section 2 hereof.

     (c) Immediately following the Closing, Emerging Markets Appreciation Fund shall effect a liquidating distribution of the Developing Markets Trust Shares received by Emerging Markets Appreciation Fund pursuant to this Section 1, together with any other assets, pro rata to Emerging Markets Appreciation Fund's shareholders of record as of the close of business on the Closing Date. Such liquidating distribution shall be accomplished by the establishment of accounts on the share records of Developing Markets Trust of the type and in the amounts due such shareholders based on their respective holdings as of the close of business on the Closing Date. Fractional Developing Markets Trust Shares shall be carried to the third decimal place. As promptly as is
         practicable  after  the  Closing,   each  holder  of  any  outstanding
         certificate or certificates representing Emerging Markets Appreciation Fund Shares shall be entitled to surrender the same to the transfer agent for Developing Markets Trust in exchange for the number of Developing Markets Trust Shares into which the Emerging Markets Appreciation Fund Shares theretofore represented by the certificate or certificates so surrendered shall have been converted. Certificates for Developing Markets Trust Shares shall not be issued, unless specifically requested by the shareholders. Until so surrendered, each outstanding certificate which, prior to the Closing, represented Emerging Markets Appreciation Fund Shares shall be deemed for all Developing Markets Trust's purposes to evidence ownership of the number of Developing Markets Trust Shares into which the Emerging Markets Appreciation Fund Shares (which prior to the Closing were represented thereby) have been converted. Promptly following the Closing and the liquidating distribution of the Developing Markets Trust Shares (and any resolution of litigation or other contingent liabilities), Emerging Markets Appreciation Fund shall be dissolved.

2. VALUATION.

     (a) The value of Emerging Markets Appreciation Fund's Net Assets to be acquired by Developing Markets Trust hereunder shall be computed as of 4:00 p.m. Eastern time on the Closing Date in a manner consistent with the valuation procedures described in Emerging Markets Appreciation Fund's registration statement on Form N-2 dated April 29, 1994, as such disclosures have been amended to date by any: (i) amendments to Emerging Markets Appreciation Fund's Form N-2 filed with the U.S. Securities and Exchange Commission (the "SEC"); (ii) press releases issued on behalf of Emerging Markets Appreciation Fund; and (iii) Emerging Markets Appreciation Fund annual or semi-annual reports sent to shareholders pursuant to Section 30 of the 1940 Act (together, the "Emerging Markets Appreciation Fund Disclosure Documents").

     (b) The net asset value per Emerging Markets Appreciation Fund Share shall be determined to the second decimal place as of 4:00 p.m. Eastern time on the Closing Date in a manner consistent with the valuation
         procedures   described  in  Emerging   Markets   Appreciation   Fund's
         Disclosure Documents.

     (c) The net asset value of a share of beneficial interest of Developing Markets Trust Shares shall be determined to the second decimal place as of 4:00 p.m. Eastern time on the Closing Date in a manner consistent with the valuation procedures described in Developing Markets Trust's currently effective prospectus.

3. CLOSING DATE

     The Closing Date shall be September 26, 2002, or such later date as the parties may mutually agree. The Closing shall take place at the principal office of Developing Markets Trust at 5:00 p.m. Eastern time, on the Closing Date. Emerging Markets Appreciation Fund shall have provided for delivery as of the Closing of those Net Assets of Emerging Markets Appreciation Fund to be transferred to the account of Developing Markets Trust's custodian, JPMorgan Chase Bank, MetroTech Center, Brooklyn, New York 11245. Also, Emerging Markets Appreciation Fund shall deliver at the Closing a list of names and addresses of the shareholders of record of its Emerging Markets Appreciation Fund Shares and the number of full and fractional shares of common stock of Emerging Markets Appreciation Fund Shares owned by each such shareholder, indicating thereon which such shares are represented by outstanding certificates and which by book-entry accounts, all as of 4:00 p.m. Eastern time on the Closing Date, certified by its transfer agent or by its President or a Vice President to the best of its or his or her knowledge and belief. Developing Markets Trust shall issue and deliver a certificate or certificates evidencing the Developing Markets Trust Shares to be delivered to the account of Emerging Markets Appreciation Fund at said transfer agent registered in such manner as the officers of Emerging Markets Appreciation Fund may request, or provide evidence satisfactory to Emerging Markets Appreciation Fund that such Developing Markets Trust Shares have been registered in an account on the books of Developing Markets Trust in such manner as the officers of Emerging Markets Appreciation Fund may request.

4. REPRESENTATIONS AND WARRANTIES BY DEVELOPING MARKETS TRUST.

     Developing Markets Trust represents and warrants to Emerging Markets Appreciation Fund that:

     (a) Developing Markets Trust is a business trust formed under the laws of the Commonwealth of Massachusetts on August 9, 1991, and is validly existing under the laws of that Commonwealth. Developing Markets Trust is duly registered under the 1940 Act as an open-end, management investment company and all of the Developing Markets Trust Shares sold were sold pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the "1933 Act"), except for those shares sold pursuant to the private offering exemption for the purpose of raising the required initial capital.

     (b) Developing Markets Trust is authorized to issue an unlimited number of shares of beneficial interest of Developing Markets Trust Shares, par value $0.01 per share, each outstanding share of which is fully paid, non-assessable, freely transferable and has full voting rights. Developing Markets Trust is further divided into five classes of shares of which Developing Markets Trust Shares is one, and an unlimited number of shares of beneficial interest, par value $0.01 per share, have been allocated and designated to Developing Markets Trust Shares.

     (c) The audited financial statements appearing in Developing Markets Trust's Annual Report to Shareholders for the fiscal year ended December 31, 2001, audited by PricewaterhouseCoopers LLP, a copy of which has been delivered to Emerging Markets Appreciation Fund, fairly present the financial position of Developing Markets Trust as of the respective dates indicated and the results of its operations for the periods indicated in conformity with generally accepted accounting principles applied on a consistent basis.

     (d) The books and records of Developing Markets Trust accurately summarize the accounting data represented and contain no material omissions with respect to the business and operations of Developing Markets Trust.

     (e) Developing Markets Trust has the necessary power and authority to conduct its business as such business is now being conducted.

     (f) Developing Markets Trust is not a party to or obligated under any provision of its Declaration of Trust or its By-laws (together, as each has been amended to date, the "Developing Markets Trust Trust Documents"), or any contract or any other commitment or obligation, and is not subject to any order or decree, that would be violated by its execution of or performance under this Plan.

     (g) Developing Markets Trust has elected to be treated as a regulated investment company ("RIC") for federal income tax purposes under Part I of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and it has qualified as a RIC for each taxable year since its inception and will qualify as a RIC as of the Closing Date, and consummation of the transactions contemplated by the Plan will not cause it to fail to be qualified as a RIC as of the Closing Date.

     (h) Developing Markets Trust is not under jurisdiction of a Court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

5. REPRESENTATIONS AND WARRANTIES BY EMERGING MARKETS APPRECIATION FUND.

     Emerging Markets Appreciation Fund represents and warrants to Developing Markets Trust that:

     (a) Emerging Markets Appreciation Fund is a corporation incorporated under the laws of the State of Maryland on February 16, 1994, and is validly existing under the laws of that State. Emerging Markets Appreciation Fund is duly registered under the 1940 Act as a non-diversified, closed-end management investment company and all of the Emerging Markets Appreciation Fund Shares sold were sold in compliance in all material respects with applicable registration requirements of the 1933 Act.

     (b) Emerging Markets Appreciation Fund is authorized to issue one hundred million (100,000,000) shares of common stock of Emerging Markets Appreciation Fund, par value $0.01 per share, each outstanding share of which is fully paid, non-assessable, freely transferable and has full voting rights. Emerging Markets Appreciation Fund currently issues shares of one (1) class, and it has not designated any series of shares.

     (c) The unaudited financial statements appearing in Emerging Markets Appreciation Fund's Semi-Annual Report to Shareholders for the six-month period ended September 30, 2001, a copy of which has been delivered to Developing Markets Trust, fairly present the financial position of Emerging Markets Appreciation Fund as of the respective dates indicated and the results of its operations for the periods indicated in conformity with generally accepted accounting principles applied on a consistent basis. If available, a copy of the financial statements appearing in Emerging Markets Appreciation Fund's Annual Report to Shareholders for the fiscal year ended March 31, 2002, audited by PricewaterhouseCoopers LLP, will be delivered to Developing Markets Trust which will fairly present the financial position of Emerging Markets Appreciation Fund as of the respective dates indicated and the results of its operations for the periods indicated in conformity with generally accepted accounting principles applied on a consistent basis.

     (d) The books and records of Emerging Markets Appreciation Fund accurately summarize the accounting data represented and contain no material omissions with respect to the business and operations of Emerging Markets Appreciation Fund.

     (e) Emerging Markets Appreciation Fund has the necessary power and authority to conduct its business as such business is now being conducted.

     (f) Emerging Markets Appreciation Fund is not a party to or obligated under
         any  provision  of  its  Articles  of   Incorporation  or  its  Bylaws
         (together, as each has been amended to date, the "Emerging Markets Appreciation Fund Corporate Documents"), or any contract or any other commitment or obligation, and is not subject to any order or decree, that would be violated by its execution of or performance under this Plan.

     (g) Emerging Markets Appreciation Fund has elected to be treated as a RIC for federal income tax purposes under Part I of Subchapter M of the Code, and it has qualified as a RIC for each taxable year since its inception and will qualify as a RIC as of the Closing Date, and consummation of the transactions contemplated by the Plan will not cause it to fail to be qualified as a RIC as of the Closing Date.

     (h) Emerging Markets Appreciation Fund is not under jurisdiction of a Court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

6. REPRESENTATIONS AND WARRANTIES BY EMERGING MARKETS APPRECIATION FUND AND DEVELOPING MARKETS TRUST.

     Emerging Markets Appreciation Fund and Developing Markets Trust each represents and warrants to the other that:

     (a) The statement of assets and liabilities to be furnished by it as of 4:00 p.m. Eastern time on the Closing Date, for the purpose of determining the number of Developing Markets Trust Shares to be issued pursuant to Section 1 of this Plan, will accurately reflect its Net Assets in the case of Emerging Markets Appreciation Fund and its net assets in the case of Developing Markets Trust and the outstanding Emerging Markets Appreciation Fund Shares and Developing Markets Trust Shares, respectively, as of such date, in conformity with generally accepted accounting principles applied on a consistent basis.

     (b) At the Closing, it will have good and marketable title to all of the securities and other assets shown on the statement of assets and liabilities referred to in (a) above, free and clear of all liens or encumbrances of any nature whatsoever, except such imperfections of title or encumbrances as do not materially detract from the value or use of the assets subject thereto, or materially affect title thereto.

     (c) Except as has been previously disclosed in the Emerging Markets Appreciation Fund Disclosure Documents or in Developing Markets Trust's currently effective prospectus, there is no material suit, judicial action, or legal or administrative proceeding pending or threatened against Emerging Markets Appreciation Fund or Developing Markets Trust, respectively.

     (d) There are no known actual or proposed deficiency assessments with respect to any taxes payable by it.

     (e) The execution, delivery and performance of this Plan have been duly authorized by all necessary action of the Board of Trustees of Developing Markets Trust (the "Developing Markets Trust Board") or the Emerging Markets Appreciation Fund Board, respectively, and this Plan constitutes a valid and binding obligation enforceable in accordance with its terms.

     (f) It anticipates that the consummation of this Plan will not cause either Emerging Markets Appreciation Fund or Developing Markets Trust to fail to conform to the requirements of Subchapter M of the Code for federal income taxation as a RIC at the end of its fiscal year.

     (g) It has the necessary power and authority to conduct its business as such business is now being conducted.

7. COVENANTS OF EMERGING MARKETS APPRECIATION FUND AND DEVELOPING MARKETS TRUST.

     (a) Emerging Markets Appreciation Fund and Developing Markets Trust each covenants to operate its respective business as presently conducted between the date hereof and the Closing.

     (b) Emerging Markets  Appreciation Fund undertakes that it will not acquire
         Developing   Markets   Trust   Shares   for  the   purpose  of  making
         distributions   thereof  to  anyone   other  than   Emerging   Markets
         Appreciation Fund's shareholders.

     (c) Emerging Markets Appreciation Fund undertakes that, if this Plan is consummated, it will dissolve its corporate existence, file an application pursuant to Section 8(f) of the 1940 Act for an order declaring that it has ceased to be an investment company and take the necessary actions, including making the necessary filings, to withdraw its shares from listing on those stock exchanges on which Emerging Markets Appreciation Fund Shares are listed as of the Closing Date.

     (d) Emerging Markets Appreciation Fund and Developing Markets Trust each agrees that, by the Closing, all of its federal and other tax returns and reports required by law to be filed on or before such date shall have been filed, and all federal and other taxes shown as due on said returns shall have either been paid or had adequate liability reserves created for the payment of such taxes.

     (e) At the Closing, Emerging Markets Appreciation Fund will provide Developing Markets Trust a copy of the shareholder ledger accounts, certified by Emerging Markets Appreciation Fund's transfer agent or its President or a Vice President to the best of its or his or her knowledge and belief, for all of the shareholders of record of Emerging Markets Appreciation Fund Shares as of 4:00 p.m. Eastern time on the Closing Date who are to become shareholders of Developing Markets Trust as a result of the transfer of assets that is the subject of this Plan.

     (f) each of its shareholders of record entitled to vote at the meeting of its shareholders at which action on this Plan is to be considered, in sufficient time to comply with requirements as to notice thereof, a combined Prospectus and Proxy Statement that complies in all material respects with the applicable provisions of Section 14(a) of the Securities Exchange Act of 1934, as amended, and Section 20(a) of the 1940 Act, and the rules and regulations, respectively, thereunder.

     (g) Developing Markets Trust will file with the SEC a registration statement on Form N-14 under the 1933 Act relating to Developing Markets Trust Shares issuable hereunder (the "Developing Markets Trust N-14 Registration Statement"), and will use its best efforts to provide that the Developing Markets Trust N-14 Registration Statement becomes effective as promptly as is practicable. At the time it becomes effective, the Developing Markets Trust N-14 Registration Statement will (i) comply in all material respects with the applicable provisions of the 1933 Act, and the rules and regulations promulgated thereunder; and (ii) not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the time the Developing Markets Trust N-14 Registration Statement becomes effective, at the time of Emerging Markets Appreciation Fund's shareholders' meeting to consider this Plan, and at the Closing Date, the Prospectus and Statement of Additional Information included in the Developing Markets Trust N-14 Registration Statement will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (h) Emerging Markets Appreciation Fund and Developing Markets Trust each agrees that, before the Closing, it will deliver to the other party a copy of the resolutions, adopted and approved by the appropriate action of its Board, certified by its President, a Vice President or an equivalent officer of Emerging Markets Appreciation Fund or Developing Markets Trust, respectively, approving the imposition by Developing Markets Trust of a 2% redemption fee on those Developing Markets Trust Shares issued as part of the Reorganization pursuant to this Plan to Emerging Markets Appreciation Fund shareholders in exchange for their Emerging Markets Appreciation Fund Shares that are redeemed or exchanged out of Developing Markets Trust within six (6) months after the Closing Date.

8. CONDITIONS PRECEDENT TO BE FULFILLED BY EMERGING MARKETS APPRECIATION FUND AND DEVELOPING MARKETS TRUST.


     The consummation of this Plan hereunder shall be subject to the following respective conditions:

     (a) That: (i) all the representations and warranties of the other party contained herein shall be true and correct as of the Closing with the same effect as though made as of and at such date; (ii) the other party shall have performed all obligations required by this Plan to be performed by it prior to the Closing; and (iii) the other party shall have delivered to such party a certificate signed by its President, a Vice President or an equivalent officer to the foregoing effect.

     (b) That each party shall have delivered to the other party a copy of the resolutions approving the Plan adopted and approved by the appropriate action of the Emerging Markets Appreciation Fund Board or Developing Markets Trust Board, as appropriate, certified by its President, a
         Vice   President  or  an  equivalent   officer  of  Emerging   Markets
         Appreciation Fund or Developing Markets Trust, respectively.

     (c) That the SEC shall not have issued an unfavorable management report under Section 25(b) of the 1940 Act or instituted or threatened to institute any proceeding seeking to enjoin consummation of the Plan under Section 25(c) of the 1940 Act. And, further, no other legal, administrative or other proceeding shall have been instituted or threatened that would materially affect the financial condition of either party or would prohibit the transactions contemplated hereby.

     (d) That this Plan and the  Reorganization  contemplated  hereby shall have
         been   adopted  and  approved  by  the   appropriate   action  of  the
         shareholders of Emerging Markets Appreciation Fund at an annual or special meeting or any adjournment thereof.

     (e) That a distribution or distributions shall have been declared for Emerging Markets Appreciation Fund prior to the Closing Date that, together with all previous distributions, shall have the effect of distributing to its shareholders (i) all of its ordinary income and all of its capital gain net income, if any, for the period from the close of its last fiscal year to 4:00 p.m. Eastern time on the Closing Date; and (ii) any undistributed ordinary income and capital gain net income from any period to the extent not otherwise declared for distribution. Capital gain net income has the meaning given such term by Section 1222(a) of the Code.

     (f) That there shall be delivered to Emerging Markets Appreciation Fund and Developing Markets Trust an opinion from Stradley Ronon Stevens &
         Young,  LLP,  counsel  to  Emerging  Markets   Appreciation  Fund  and
         Developing Markets Trust, to the effect that, provided the acquisition contemplated hereby is carried out in accordance with this Plan and
         the  laws  of  the  State  of  Maryland   and  the   Commonwealth   of
         Massachusetts, and based upon certificates of the officers of Emerging Markets Appreciation Fund and Developing Markets Trust with regard to matters of fact:

          (1) The acquisition by Developing Markets Trust of substantially all the assets of Emerging Markets Appreciation Fund as provided for herein in exchange for Developing Markets Trust Shares followed by the distribution by Emerging Markets Appreciation Fund to its shareholders of Developing Markets Trust Shares in complete liquidation of Emerging Markets Appreciation Fund will qualify as a reorganization within the meaning of Section 368(a)(1) of the Code, and Emerging Markets Appreciation Fund and Developing Markets Trust will each be a "party to the reorganization" within the meaning of Section 368(b) of the Code;

          (2) No gain or loss will be recognized by Emerging Markets Appreciation Fund upon the transfer of substantially all of its assets to Developing Markets Trust in exchange solely for voting shares of Developing Markets Trust (Sections 361(a) and 357(a) of
               the Code);

          (3) No gain or loss will be recognized by Developing Markets Trust upon the receipt of substantially all of the assets of Emerging Markets Appreciation Fund in exchange solely for voting shares of Developing Markets Trust (Section 1032(a) of the Code);

          (4) No gain or loss will be recognized by Emerging Markets Appreciation Fund upon the distribution of Developing Markets Trust Shares to its shareholders in liquidation of Emerging Markets Appreciation Fund (in pursuance of the Plan) (Section 361(c)(1) of the Code);

          (5) The basis of the assets of Emerging Markets Appreciation Fund received by Developing Markets Trust will be the same as the basis of such assets to Emerging Markets Appreciation Fund immediately prior to the reorganization (Section 362(b) of the Code);

          (6) The holding period of the assets of Emerging Markets Appreciation Fund received by Developing Markets Trust will include the period
              during   which  such  assets   were  held  by  Emerging   Markets
              Appreciation Fund (Section 1223(2) of the Code);

          (7) No gain or loss will be recognized to the shareholders of Emerging Markets Appreciation Fund upon the exchange of their shares in
              Emerging   Markets   Appreciation   Fund  for  voting  shares  of
              Developing Markets Trust, including fractional shares to which they may be entitled (Section 354(a) of the Code);

          (8) The basis of Developing Markets Trust Shares received by the shareholders of Emerging Markets Appreciation Fund shall be the same as the basis of the Emerging Markets Appreciation Fund Shares exchanged therefor (Section 358(a)(1) of the Code);

          (9) The holding period of Developing Markets Trust Shares received by shareholders of Emerging Markets Appreciation Fund (including fractional shares to which they may be entitled) will include the holding period of the Emerging Markets Appreciation Fund Shares surrendered in exchange therefor, provided that the Emerging Markets Appreciation Fund Shares were held as a capital asset on the effective date of the exchange (Section 1223(1) of the Code); and

          (10) Developing Markets Trust will succeed to and take into account as of the date of the transfer (as defined in Section 1.381(b)-1(b) of the regulations issued by the United States Treasury ("Treasury Regulations")) the items of Emerging Markets Appreciation Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Treasury Regulations.

     (g) That there shall be delivered to Developing Markets Trust an opinion in form and substance satisfactory to it from Stradley Ronon Stevens & Young, LLP, counsel to Emerging Markets Appreciation Fund, to the effect that, subject in all respects to the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws now or hereafter affecting generally the enforcement of creditors' rights:

          (1) Emerging Markets Appreciation Fund is a corporation incorporated under the laws of the State of Maryland on February 16, 1994, and is a validly existing corporation and in good standing under the laws of that state;

          (2) Emerging Markets Appreciation Fund is authorized to issue one hundred million (100,000,000) shares of common stock, par value $0.01 per share. Emerging Markets Appreciation Fund currently issues shares of one (1) class and it has not designated any series of shares. Assuming that the initial shares of common stock of  Emerging  Markets  Appreciation  Fund  were  issued  in
              accordance   with  the  1940   Act  and  the   Emerging   Markets
              Appreciation  Fund  Corporate  Documents,   and  that  all  other
              outstanding shares of Emerging Markets Appreciation Fund were sold, issued and paid for in compliance in all material respects with applicable registration requirements of the 1933 Act, each such outstanding share is fully paid, non-assessable, freely transferable and has full voting rights in accordance with the
              terms  of  the  Emerging  Markets   Appreciation  Fund  Corporate
              Documents;

          (3) Emerging Markets Appreciation Fund is a closed-end, non-diversified investment company of the management type registered as such under the 1940 Act;

          (4) Except as disclosed in the Emerging Markets Appreciation Fund Disclosure Documents, such counsel does not know of any material suit, action or legal or administrative proceeding pending or threatened against Emerging Markets Appreciation Fund, the unfavorable outcome of which would materially and adversely affect Emerging Markets Appreciation Fund;

          (5) All corporate actions required to be taken by Emerging Markets Appreciation Fund to authorize this Plan and to effect the Reorganization contemplated hereby have been duly authorized by all necessary action on the part of Emerging Markets Appreciation Fund; and

          (6) The execution, delivery or performance of this Plan by Emerging Markets Appreciation Fund will not violate any provision of the Emerging Markets Appreciation Fund Corporate Documents, or the provisions of any agreement or other instrument known to such counsel to which Emerging Markets Appreciation Fund is a party or by which Emerging Markets Appreciation Fund is otherwise bound; this Plan is the legal, valid and binding obligation of Emerging Markets Appreciation Fund and is enforceable against Emerging Markets Appreciation Fund in accordance with its terms.

     In giving the opinions set forth above, this counsel may state that it is relying on certificates of the officers of Emerging Markets Appreciation Fund with regard to matters of fact, and certain certifications and written statements of governmental officials with respect to the good standing of Emerging Markets Appreciation Fund.

     (h) That there shall be delivered to Emerging Markets Appreciation Fund an opinion in form and substance satisfactory to it from Stradley Ronon Stevens & Young, LLP, counsel to Developing Markets Trust, to the effect that, subject in all respects to the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws now or hereafter affecting generally the enforcement of creditors' rights:

          (1) Developing Markets Trust is a business trust formed under the laws of the Commonwealth of Massachusetts on August 9, 1991 and is a validly existing business trust and in good standing under the laws of that Commonwealth;

          (2) Developing Markets Trust is authorized to issue an unlimited number of shares of beneficial interest, par value $0.01 per share. Developing Markets Trust is further divided into five classes of shares of which Developing Markets Trust - Advisor Class Shares is one, and an unlimited number of shares of beneficial interest, par value $0.01 per share, has been allocated and designated to Developing Markets Trust Shares. Assuming that the initial Developing Markets Trust Shares of beneficial interest were issued in accordance in all material respects with the 1940 Act and the Developing Markets Trust Trust Documents, and that all other outstanding shares of Developing Markets Trust were sold, issued and paid for in accordance in all material respects with the terms of Developing Markets Trust's prospectus in effect at the time of such sales, each such outstanding share is fully paid, non-assessable, freely transferable and has full voting rights in accordance with the terms of the Developing Markets Trust Trust Documents;

          (3) Developing Markets Trust is an open-end diversified investment company of the management type registered as such under the 1940 Act;

          (4) Except as disclosed in Developing Markets Trust's currently effective prospectus, such counsel does not know of any material suit, action or legal or administrative proceeding pending or threatened against Developing Markets Trust, the unfavorable outcome of which would materially and adversely affect Developing Markets Trust;

          (5) Developing Markets Trust Shares to be issued pursuant to the terms of this Plan have been duly authorized and, when issued and delivered as provided in this Plan, will have been validly issued and fully paid and will be non-assessable by Developing Markets Trust;

          (6) All trust actions required to be taken by Developing Markets Trust
              to  authorize   this  Plan  and  to  effect  the   Reorganization
              contemplated hereby have been duly authorized by all necessary action on the part of Developing Markets Trust;

          (7) The execution, delivery or performance of this Plan by Developing Markets Trust will not violate any provision of the Developing Markets Trust Trust Documents, or the provisions of any agreement or other instrument known to such counsel to which Developing Markets Trust is a party or by which Developing Markets Trust is otherwise bound; this Plan is the legal, valid and binding obligation of Developing Markets Trust and is enforceable against Developing Markets Trust in accordance with its terms; and

          (8) The Developing Markets Trust N-14 Registration Statement has been declared or, by operation of rule, has become effective under the 1933 Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of such Registration Statement has been issued, and no proceedings for such purpose have been instituted or are pending before or threatened by the SEC under the 1933 Act, and nothing has come to counsel's attention that causes it to believe that, at the time the Developing Markets Trust N-14 Registration Statement became effective, or at the Closing, such Registration Statement (except for the financial statements and other financial and statistical data included therein, as to which counsel need not express an opinion), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and such counsel knows of no legal or government proceedings required to be described in the Developing Markets Trust N-14 Registration Statement, or of any contract or document of a character required to be described in the Developing Markets Trust N-14 Registration Statement that is not described as required.

     In giving the opinions set forth above, this counsel may state that it is relying on certificates of the officers of Developing Markets Trust with regard to matters of fact, and certain certifications and written statements of governmental officials with respect to the good standing of Developing Markets Trust.

     (i) That Emerging Markets Appreciation Fund shall have received a certificate from the President or a Vice President of Developing Markets Trust to the effect that, to the best knowledge and belief of such officer, the statements contained in the Developing Markets Trust N-14 Registration Statement, at the time the Developing Markets Trust N-14 Registration Statement became effective, at the date of the signing of this Plan, and at the Closing, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     (j) That the Developing Markets Trust N-14 Registration Statement with respect to Developing Markets Trust Shares to be delivered to Emerging Markets Appreciation Fund's shareholders in accordance with this Plan shall have become effective, and no stop order suspending the effectiveness of the Developing Markets Trust N-14 Registration Statement or any amendment or supplement thereto, shall have been issued prior to the Closing Date or shall be in effect at Closing, and no proceedings for the issuance of such an order shall be pending or threatened on that date.

     (k) That Developing Markets Trust Shares to be delivered hereunder shall be eligible for sale with each state commission or agency with which such eligibility is required in order to permit Developing Markets Trust Shares lawfully to be delivered to each holder of Emerging Markets Appreciation Fund Shares.

     (l) That, at the Closing, there shall be transferred to Developing Markets Trust, aggregate Net Assets of Emerging Markets Appreciation Fund comprising at least 90% in fair market value of the total net assets and 70% of the fair market value of the total gross assets recorded on the books of Emerging Markets Appreciation Fund on the Closing Date.

     (m) That there be delivered to Developing Markets Trust information concerning the tax basis of Emerging Markets Appreciation Fund in all securities transferred to Developing Markets Trust, together with shareholder information including the names, addresses and taxpayer identification numbers of the shareholders of Emerging Markets Appreciation Fund as of the Closing Date, the number of shares held by each shareholder, the dividend reinvestment elections applicable to each shareholder, and the backup withholding and nonresident alien withholding certifications, notices or records on file with Emerging Markets Appreciation Fund with respect to each shareholder.

     (n) That all consents of other parties, and all other consents, orders and permits of federal, state and local regulatory authorities (including those of the SEC and of state Blue Sky securities authorities, including any necessary "no-action" positions or exemptive orders from such federal and state authorities), required to permit consummation of the Reorganization contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of Emerging Markets Appreciation Fund or Developing Markets Trust.

9. BROKERAGE FEES AND EXPENSES.

     (a) Emerging Markets Appreciation Fund and Developing Markets Trust each represents and warrants to the other that there are no broker or finders' fees payable by it in connection with the transactions provided for herein.

     (b) The expenses of entering into and carrying out the provisions of this Plan shall be borne one-fourth by Developing Markets Trust, one-fourth by Emerging Markets Appreciation Fund and one-half by Templeton Asset Management Ltd.

10. TERMINATION; POSTPONEMENT; WAIVER; ORDER.

     (a) Anything contained in this Plan to the contrary notwithstanding, this Plan may be terminated and the Reorganization abandoned at any time (whether before or after approval thereof by the shareholders of Emerging Markets Appreciation Fund) prior to the Closing, or the Closing may be postponed as follows:

          (1) by mutual consent of Emerging Markets Appreciation Fund and Developing Markets Trust;

          (2) by Developing Markets Trust if any condition of its obligations set forth in Section 8 has not been fulfilled or waived; or

          (3) by Emerging Markets Appreciation Fund if any condition of its obligations set forth in Section 8 has not been fulfilled or waived.

     An election by Emerging Markets Appreciation Fund or Developing Markets Trust to terminate this Plan and to abandon the Reorganization shall be exercised by the Emerging Markets Appreciation Fund Board or the Developing Markets Trust Board, respectively.

     (b) If the transactions contemplated by this Plan have not been consummated by December 31, 2002, the Plan shall automatically terminate on that date, unless a later date is agreed to by both the Emerging Markets Appreciation Fund Board and the Developing Markets Trust Board.

     (c) In the event of termination of this Plan pursuant to the provisions hereof, the Plan shall become void and have no further effect, and neither Emerging Markets Appreciation Fund nor Developing Markets Trust, nor their trustees, directors, officers or agents or the shareholders of Emerging Markets Appreciation Fund or Developing Markets Trust shall have any liability in respect of this Plan.

     (d) At any time prior to the Closing, any of the terms or conditions of this Plan may be waived by the party who is entitled to the benefit thereof by action taken by the Developing Markets Trust Board or Emerging Markets Appreciation Fund Board, as the case may be, if, in the judgment of such Board, such action or waiver will not have a material adverse effect on the benefits intended under this Plan to its shareholders, on behalf of whom such action is taken.

     (e) The respective representations and warranties contained in Sections 4 through 6 hereof shall expire with and be terminated by the Reorganization, and neither Emerging Markets Appreciation Fund nor Developing Markets Trust, nor any of their officers, trustees, directors, agents or shareholders shall have any liability with respect to such representations or warranties after the Closing. This provision shall not protect any officer, trustee, director, agent or shareholder of Emerging Markets Appreciation Fund or Developing Markets Trust against any liability to the entity for which that officer, trustee, director, agent or shareholder so acts or to its shareholders  to  which  that  officer,  trustee,  director,  agent or shareholder would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties in the conduct of such office.

     (f) If any order or orders of the SEC with respect to this Plan shall be issued prior to the Closing and shall impose any terms or conditions that are determined by action of the Emerging Markets Appreciation Fund Board and the Developing Markets Trust Board to be acceptable, such terms and conditions shall be binding as if a part of this Plan without further vote or approval of the shareholders of Emerging Markets Appreciation Fund, unless such terms and conditions shall result in a change in the method of computing the number of Developing Markets Trust Shares to be issued to Emerging Markets Appreciation Fund in which event, unless such terms and conditions shall have been
         included  in  the  proxy   solicitation   material  furnished  to  the
         shareholders of Emerging Markets Appreciation Fund prior to the meeting at which the transactions contemplated by this Plan shall have been approved, this Plan shall not be consummated and shall terminate unless Emerging Markets Appreciation Fund shall promptly call a special meeting of its shareholders at which such conditions so imposed shall be submitted for approval.

11. ENTIRE AGREEMENT AND AMENDMENTS.

     This Plan embodies the entire agreement between the parties and there are no agreements, understandings, restrictions or warranties relating to the transactions contemplated by this Plan other than those set forth herein or herein provided for. This Plan may be amended only by mutual consent of the parties in writing. Neither this Plan nor any interest herein may be assigned without the prior written consent of the other party.

12. COUNTERPARTS.

     This Plan may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts together shall constitute but one instrument.

13. NOTICES.

     (a) Any notice, report or demand required or permitted by any provision of this Plan shall be in writing and shall be deemed to have been given to Emerging Markets Appreciation Fund if delivered or mailed, first class postage prepaid, addressed to Templeton Emerging Markets Appreciation Fund, Inc., at 500 East Broward Boulevard, Fort Lauderdale, Florida 33394, Attention: Secretary.

     (b) Any notice, report or demand required or permitted by any provision of this Plan shall be in writing and shall be deemed to have been given to Developing Markets Trust if delivered or mailed, first class postage prepaid, addressed to Templeton Developing Markets Trust, at 500 East Broward Boulevard, Fort Lauderdale, Florida 33394, Attention:
         Secretary.

14.  GOVERNING LAW.

     This Plan shall be governed by and carried out in accordance with the laws of the State of Maryland.

           [The remainder of this page was intentionally left blank.]





     IN WITNESS WHEREOF, Emerging Markets Appreciation Fund and Developing Markets Trust have each caused this Plan to be executed on its behalf by its duly authorized officers, all as of the date and year first-above written.

                                                TEMPLETON EMERGING MARKETS
                                                APPRECIATION FUND, INC.



Attest:/s/LORI A. WEBER                         By:/s/DAVID P. GOSS
       --------------------------------            ---------------------------
      Name: Lori A. Weber                          Name:  David P. Goss
      Title: Assistant Secretary                   Title: Vice President and
                                                          Assistant Secretary


                                                TEMPLETON DEVELOPING MARKETS
                                                TRUST

Attest:/s/LORI A. WEBER                         By:/s/MURRAY L. SIMPSON
       --------------------------------            ---------------------------
      Name: Lori A. Weber                          Name:  Murray L. Simpson
      Title: Assistant Secretary                   Title: Vice President and
                                                          Assistant Secretary